UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2020

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
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(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	CMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act.         ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 3, 2020, the Governance, Compensation and Nominating Committee (the “Committee”) of the Board of Directors (the "Board") of Comerica Incorporated ("Comerica") approved a new form of restricted stock unit (“RSU”) agreement under Comerica's 2018 Long-Term Incentive Plan. The 2020 non-cliff version of the award agreement provides that shares vest 50% in year two, 25% in year three and 25% in year four.

The RSUs will accrue cash dividend equivalents during the overall performance period. These accrued dividend equivalents will be paid in cash upon settlement.

In the event of a change of control of Comerica, unless RSUs are not assumed by the acquiror, RSUs would vest upon certain terminations of service following such change in control. The award agreement also provides for accelerated vesting of an award in the event of death or disability, and that RSUs will continue to vest following a recipient’s retirement from Comerica.

The award agreement provides that all or part of a recipient’s unvested equity award may be cancelled if the recipient demonstrated an inadequate sensitivity to the inherent risks of his or her business line or functional area which results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on Comerica or the relevant business line or functional area.

The form of restricted stock unit award agreement (2020 non-cliff vesting) is attached hereto as Exhibit 10.1I, and is incorporated herein by reference. The description in this Current Report on Form 8-K of the new form of agreement is qualified in its entirety by reference to the attached exhibit.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
Also on November 3, 2020, the Board of Comerica approved and adopted amendments to Comerica's bylaws to implement proxy access and make certain other changes summarized below.

A new Section 13 of Article III of the bylaws permits a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of Comerica’s outstanding common stock for at least 3 years to nominate and include in the Comerica’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board. Such nominations are subject to disclosure, eligibility and procedural requirements as set forth in the bylaws, including the requirement that the notice of such nominations must be submitted no earlier than the 120th day and no later than the 90th day prior to the anniversary date of the previous year’s shareholder meeting.

In connection with Comerica’s adoption of proxy access and to ensure full disclosure for all director nominations and proposals, the bylaw amendments also included certain updates to Section 9 of Article II and Section 12 of Article III (Comerica’s traditional advance notice and director nomination provisions), including requirements to disclose additional information regarding each person proposed for nomination for election as a director, the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, including disclosure of securities ownership, derivative and short positions and certain interests.

In addition, a number of non-substantive, ministerial, clarifying and conforming changes have been made throughout the bylaws.

This description of the amendments to the bylaws is not complete and is qualified in its entirety by reference to the text of the amended and restated bylaws, a copy of which is filed as Exhibit 3.3 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

3.3	Amended and Restated Bylaws of Comerica Incorporated
10.1I	Form of Standard Comerica Incorporated Restricted Stock Unit Agreement (2020 non-cliff vesting) under the Comerica Incorporated 2018 Long-Term Incentive Plan
104	The cover page from Comerica's Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:    /s/ John D. Buchanan
Name:    John D. Buchanan
Title:    Executive Vice President - Chief Legal Officer

Date: November 3, 2020